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                                                                 Exhibit 10.62.1

                                    AMENDMENT

     THIS AMENDMENT is made as of the 15th day of June, 2000, between General Electric Capital Corporation ("Secured Party") and Deltagen, Inc. ("Debtor") in connection with that certain Master Security Agreement dated or dated as of June 15, 2000 ("Agreement"). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. Section references below refer to the section numbers of the Agreement. The Agreement is hereby amended as follows:

     2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

     In Subsection (c) the following is added at the end thereof after the word "laws" and before the semicolon: or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies."

     In Subsection (e)(i), Line 2, the following is hereby added after the words "applicable to Debtor" and before the comma: "except any violation which would not have a material adverse effect upon the enforceability of the Debt Documents or Debtor's ability to perform its obligations under the Debt Documents."

     In Subsection (e)(ii), Line 2, the following is hereby added after the words "Debtor is a party" and before the comma: "except any breach or default which would not have a material adverse effect upon the enforceability of the Debt Documents or Debtor's ability to perform its obligations under the Debt Documents."

     Subsection (f) is hereby amended and replaced in its entirety as follows:

          (f) Except as disclosed to Secured Party in the S-I Amendment filed by Debtor with the Securities and Exchange Commission on June 15, 2000, there are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor to Debtor's knowledge, are any such suits or proceedings are threatened;

     Subsection (j) is hereby amended by adding the following after the words "in possession of" in the first line: "(except as permitted in Section 3(c) hereof)."

     Subsection (k) is hereby amended by adding the word "reasonable" before the word "judgment" in the second line.

     3. COLLATERAL.

     Subsection (c) is hereby amended and replaced with the following:

          "(c) Debtor shall not, without the prior written consent of Secured Party, (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the address specified in the Collateral Schedule, or (iii) sell, rent, lease, mortgage, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral."

     In the first line of Subsection (d), the words "when due" are replaced with the words "prior to delinquency."

     In the second line of Subsection (d), the following words are inserted after the word "option" and before the comma: "after the occurrence and continuation of a default."

     In the fourth line of subsection (d), the word "written" is hereby added before the word "demand" and the word "reasonable" is hereby added before the word "costs."

     4. INSURANCE.

     In the fourth line of subsection (b), the word "reasonably" is hereby added before the word "acceptable."

     In the ninth line of subsection (b), the words "after consultation with Debtor" are hereby added after the words "Secured Party" and the word "Debtors" is hereby changed to "Debtor's."

     5.REPORTS

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     Section 5 is hereby amended and replaced with the following:

          5.   REPORTS.

               (a) Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any relocation of its chief executive offices, (iii) any relocation of any of the Collateral, which relocation may not be made unless Debtor has obtained the prior written consent of Secured Party which shall not be unreasonably withheld, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (v) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

               (b) Debtor will deliver to Secured Party financial statements as follows. If Debtor is a privately held company, then Debtor agrees to provide monthly financial statements, certified by Debtor's chief financial officer including a balance sheet, statement of operations and cash flow statement within 30 days of each month end, and its complete audited annual financial statements, certified by a recognized firm of certified public accountants, within 120 days of fiscal year end or at such time as Debtor's Board of Directors receives the audit. If Debtor is a publicly held company, then Debtor agrees to provide quarterly and annual audited statements, certified by a recognized firm of certified public accountants, within 10 days after the statements are provided to the Securities and Exchange Commission ("SEC"). All such statements are to be prepared using generally accepted accounting principles ("GAAP") (except, with respect to unaudited financial statements, for the absence of footnotes and normal non-material year-end audit adjustments) and, if Debtor is a publicly held company, are to be in compliance with SEC requirements."

     6. FURTHER ASSURANCES.

     The fourth line of subsection (a) is hereby amended by adding the word "reasonably" before the words "necessary or advisable."

     The second line of subsection (c) is hereby amended by adding the word "reasonable" before the words "attorneys' fees" and the following words are hereby added to the end of subsection (c) after the word "Collateral" and before the period: ", but not for any claims caused by Secured Party's gross negligence or willful misconduct."

     7. DEFAULT AND REMEDIES.

     In the second line of subsection (a)(v), the words "when made and Debtor fails to cure such breach within thirty (30) days after written notice from Secured Party" are hereby added after the word "respect" and before the semicolon.

     In subsection (a)(vii), the words "beyond any applicable grace period" are hereby added after the word "default."

     In subsection (a)(xi), the words "forty-five (45)" are hereby replaced with the words "sixty (60)."

     In the third line of subsection (b), the words "eighteen percent (18%) are hereby replaced with the words "sixteen percent (16%)."

     In the first line of subsection (c), the word "After" is hereby replaced with the following: "Upon the occurrence and during the continuance of a."

     In the second line of subsection (d), the word "reasonable" is hereby added before the word "attorneys'."

     In the first line of subsection (e), the word "reasonable" is hereby added before the word "costs."

     8. MISCELLANEOUS.

     Subsection (c) is hereby amended and replaced with the following:

          (c) Secured Party may fill in the blanks left for dates and other blanks in this Agreement or any Collateral Schedule consistent with the agreement of the parties, but Secured party may not make any other correction without the consent of Debtor, which consent shall not be unreasonably withheld. If Secured Party requests Debtor to consent to any correction and Debtor does not respond to such request within ten days after receipt of such request, then Debtor shall be deemed to have consented to such correction.

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          The second line of subsection(g) is hereby amended by changing the word "Connecticut" to "California."

          TERMS USED. BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT, THEN THIS AMENDMENT SHALL CONTROL.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment simultaneously with the Agreement by signature of their respective authorized representative set forth below.

General Electric Capital Corporation                    Deltagen, Inc.


By: /s/ Barbara Kaiser                                  By: /s/ William Matthews
    ----------------------                                  --------------------
Name: Barbara Kaiser                                    Name: William Matthews
Title: EVP/General Manager                              Title: CEO